UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011

CompuCredit Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia                                                000-53717                                              58-2336689
(State or other jurisdiction of incorporation)  (Commission File Number)  (I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code:770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2011, CompuCredit Holdings Corporation (NASDAQ: CCRT) (“CompuCredit”) completed the planned sale of its subsidiary with a controlling interest in Month End Money (“MEM”), a leading provider in the U.K. of Internet-based short-term micro-loans, to Dollar Financial Corp (NASDAQ: DLLR) (“Dollar”) for $195.0 million. Net pre-tax proceeds to CompuCredit are approximately $170.7 million after the purchase of minority shares and other transaction-related expenditures, and inclusive of excess working capital under the terms of the sales contract that was returned to CompuCredit prior to completion of the transaction.

The foregoing description of the terms of the sale of MEM is qualified in its entirety by reference to the agreement between CompuCredit and Dollar, which was attached as Exhibit 2.2 to our Form 10-K filed on March 4, 2011 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this filing, including statements regarding, without limitation, the completion of the Company’s tender offer described in the Schedule TO filed with the Securities and Exchange Commission on March 14, 2011 are "forward-looking statements".  Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described in or suggested by such forward-looking statements. These forward-looking statements are based on CompuCredit's current expectations and beliefs concerning future developments and their potential effects on CompuCredit. There can be no assurance that future developments affecting CompuCredit will be those anticipated by CompuCredit. CompuCredit undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

Pro Forma Financial Information

Attached as exhibit 99.1 to this report is CompuCredit’s unaudited pro forma consolidated balance sheet as of December 31, 2010, which is required to be filed in connection with the transaction described in Item 2.01 of this report.  The pro forma balance sheet reflects the sale of MEM and the subsequent use of $105.0 million to purchase CompuCredit’s common stock pursuant to the tender offer described in the Schedule TO filed with the Securities and Exchange Commission on March 14, 2011.  Since CompuCredit presented MEM as discontinued operations in its income statement for the year ended December 31, 2010, CompuCredit is not required to include a pro forma income statement with this report.

The unaudited pro forma consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved had the disposition and the tender offer been consummated as of the dates indicated or of the results that may be obtained in the future.  The unaudited pro forma consolidated balance sheet should be read together with CompuCredit’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2010, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in CompuCredit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Exhibits

Exhibit Number	Description of Exhibit
2.1
Agreement for the sale and purchase of the entire issued share capital of Purpose UK Holdings Limited and certain shares in MEM Holdings Limited, dated December 31, 2010, among CCRT International Holdings B.V., CompuCredit Holdings Corporation, Dollar Financial U.K. Limited and Dollar Financial Corp. (incorporated by reference to Exhibit 2.2 to the Form 10-K filed on March 4, 2011)

99.1	Consolidatd Pro Forma Balance Sheet as of December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUCREDIT HOLDINGS CORPORATION

Dated: April 1, 2011	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer

EXHIBIT INDEX
Form 8-K
April 1, 2011

Filed
Exhibit No.	Description	Herewith	By Reference
2.1
Agreement for the sale and purchase of the entire issued share capital of Purpose UK Holdings Limited and certain shares in MEM Holdings Limited, dated December 31, 2010, among CCRT International Holdings B.V., CompuCredit Holdings Corporation, Dollar Financial U.K. Limited and Dollar Financial Corp. (incorporated by reference to Exhibit 2.2 to the Form 10-K filed on March 4, 2011)
X
99.1	Consolidated Pro Forma Balance Sheet as of December 31, 2010	X